Exhibit 99.1

Blucora Announces Second Quarter 2017 Results
Continued Business Momentum with Double-Digit Revenue Growth and Strengthened Financial Position

IRVING, TX — July 27, 2017 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals, today announced financial results for the second quarter ended June 30, 2017.
Second Quarter Highlights and Recent Developments

•	Increased revenue and operating income by 16% and 34%, respectively, year-over-year

•	HD Vest achieved record levels in AUA of $41.4 billion and AUM of $11.6 billion

•	Grew TaxAct revenue and segment income by 16% for the six months ending June 30, 2017 vs. prior-year period

•	Achieved 2.7x net leverage ratio following successful refinancing and $35 million in net debt reduction

•	Executed agreement with new clearing partner at HD Vest

“Blucora continued its positive momentum in the second quarter, with strong double-digit growth in revenue and segment income across both businesses, and achieved its stated net leverage goal,” said John Clendening, Blucora’s President and Chief Executive Officer. “HD Vest set new records in several categories, including total assets under administration (AUA), fee-based assets under management (AUM) and AUM as a percentage of AUA. TaxAct completed a strong tax season, as expected, and has turned its attention to enhancing its competitive positioning for next season.”

"In addition to our strong performance in the second quarter, I am pleased to announce today that HD Vest has selected Fidelity Clearing & Custody Solutions as its new clearing provider. We believe this relationship, which is expected to go into effect in mid-2018, will provide new capabilities, enable a better advisor experience, and allow us to capture significant financial benefits over the long-term.”

Summary Financial Performance: Q2 2017
($ in millions except per share amounts)

	Q2	Q2
	2017	2016	Change
Revenue	$139.2	$120.1	16%
Wealth Management	$85.3	$76.1	12%
Tax Preparation	$53.9	$44.0	22%
Segment Income	$48.9	$39.7	23%
Wealth Management	$12.4	$9.9	25%
Tax Preparation	$36.5	$29.8	23%
Unallocated Corporate Operating Expenses	$(6.5)	$(4.5)	45%
GAAP:
Operating Income	$30.0	$22.4	34%
Net Income (Loss) Attributable to Blucora, Inc.	$3.3	$(14.4)	123%
Diluted Net Income (Loss) Per Share Attributable to Blucora, Inc. (EPS)	$0.07	$(0.34)	121%
Non-GAAP:
Adjusted EBITDA	$42.5	$35.3	20%
Net Income	$32.9	$23.4	41%
Diluted Net Income Per Share (EPS)	$0.70	$0.55	27%
See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Third Quarter and Full Year 2017 Outlook
For the third quarter of 2017, the Company expects revenues to be between $88.8 million and $91.3 million, GAAP net loss attributable to Blucora, Inc. to be between $18.7 million and $14.8 million, or $(0.42) to $(0.33) per diluted share, Adjusted EBITDA to be between $(2.9) million and $0.9 million, and Non-GAAP net loss to be between $10.9 million and $6.3 million, or $(0.24) to $(0.14) per diluted share.
For the full year 2017, the Company expects revenues to be between $500.0 million and $506.5 million, GAAP net income (loss) attributable to Blucora, Inc. to be between $(3.8) million and $4.6 million, or $(0.09) to $0.10 per diluted share, Adjusted EBITDA to be between $94.1 million and $102.3 million, and Non-GAAP net income to be between $58.7 million and $67.8 million, or $1.25 to $1.45 per diluted share.
The third quarter and fiscal 2017 outlook for GAAP net income or loss attributable to Blucora assumes an estimated tax rate of approximately 15%. Our actual tax rate may differ significantly from this estimated tax rate due to our projected near break even pre-tax income, and the adoption of Accounting Standards Update No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Accounting (“ASU 2016-09”). In addition, our GAAP net income or loss attributable to Blucora outlook excludes any impact to tax expense for discrete items, which are affected by ASU 2016-09, and variable stock-based compensation related to grants to non-employee advisors, and including these items in our actual results when they occur may cause our actual results to differ significantly from the outlook provided.
Conference Call and Webcast
A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss second quarter results, its outlook for the third quarter and full year 2017 and other business matters. We will also provide the prepared remarks for the conference call along with supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at http://www.blucora.com prior to the call. The supplemental financial information has also been filed with the SEC on Form 8-K. A replay of the call be available on our website.
About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals. Our products and services in tax preparation and wealth management, through TaxAct and HD Vest, respectively, help consumers manage their financial lives. TaxAct is an affordable digital tax preparation solution for individuals, business owners and tax professionals. HD Vest Financial Services ® supports an independent network of tax professionals who provide comprehensive financial planning solutions. For more information on Blucora or its businesses, please visit www.blucora.com.
Source: Blucora
Blucora Contact:
Bill Michalek (972) 870-6463
VP, Investor Relations
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: risks associated with the Company’s strategic transformation and the successful execution of its strategic initiatives, operating plans and marketing strategies; general economic, political, industry, and market conditions; the Company’s ability to attract and retain productive advisors; the Company’s ability to successfully make technology enhancements and introduce new products and services; information technology and cybersecurity risks; the effect of current, pending and future legislation, regulation and regulatory actions, such as the new Department of Labor rule and any changes in tax laws; dependence on third parties to distribute products and services; litigation risks; the Company’s ability to hire, retain and motivate key employees; the Company’s ability to protect its intellectual property; and financing risks, including risks related to the Company’s existing debt obligations. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenue:
Wealth management services revenue	$85,296	$76,117	$167,963	$153,408
Tax preparation services revenue	53,866	43,991	153,574	132,465
Total revenue	139,162	120,108	321,537	285,873
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	56,963	51,023	112,837	103,292
Tax preparation services cost of revenue	2,411	2,023	6,229	5,230
Amortization of acquired technology	47	49	95	716
Total cost of revenue (1)	59,421	53,095	119,161	109,238
Engineering and technology (1)	4,242	3,959	8,990	8,254
Sales and marketing (1)	22,296	19,913	71,294	63,750
General and administrative (1)	13,715	11,508	27,198	24,261
Depreciation	873	963	1,813	1,938
Amortization of other acquired intangible assets	8,289	8,316	16,577	16,632
Restructuring (1)	331	—	2,620	—
Total operating expenses	109,167	97,754	247,653	224,073
Operating income	29,995	22,354	73,884	61,800
Other loss, net (2)	(24,200)	(10,916)	(33,908)	(18,430)
Income from continuing operations before income taxes	5,795	11,438	39,976	43,370
Income tax expense	(2,315)	(5,793)	(5,786)	(17,436)
Income from continuing operations	3,480	5,645	34,190	25,934
Discontinued operations, net of income taxes	—	(19,975)	—	(17,453)
Net income (loss)	3,480	(14,330)	34,190	8,481
Net income attributable to noncontrolling interests	(176)	(115)	(302)	(259)
Net income (loss) attributable to Blucora, Inc.	$3,304	$(14,445)	$33,888	$8,222
Net income (loss) per share attributable to Blucora, Inc. - basic:
Continuing operations	$0.08	$0.13	$0.79	$0.62
Discontinued operations	—	(0.48)	—	(0.42)
Basic net income (loss) per share	$0.08	$(0.35)	$0.79	$0.20
Net income (loss) per share attributable to Blucora, Inc. - diluted:
Continuing operations	$0.07	$0.13	$0.73	$0.61
Discontinued operations	—	(0.47)	—	(0.41)
Diluted net income (loss) per share	$0.07	$(0.34)	$0.73	$0.20
Weighted average shares outstanding:
Basic	43,644	41,405	42,895	41,288
Diluted	46,937	42,298	46,182	41,954
(1) Stock-based compensation expense was allocated among the following captions (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Cost of revenue	$88	$23	$134	$65
Engineering and technology	224	322	509	733
Sales and marketing	581	426	1,272	1,027
General and administrative	1,844	2,252	3,387	5,427
Restructuring	538	—	981	—
Total stock-based compensation expense	$3,275	$3,023	$6,283	$7,252
(2) Other loss, net consisted of the following (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Interest income	$(25)	$(11)	$(45)	$(36)
Interest expense	5,529	8,381	11,965	17,572
Amortization of debt issuance costs	327	417	714	1,027
Accretion of debt discounts	755	1,094	1,840	2,500
(Gain) loss on debt extinguishment	17,801	997	19,581	(2,846)
Other	(187)	38	(147)	213
Other loss, net	$24,200	$10,916	$33,908	$18,430

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$78,312	$51,713
Cash segregated under federal or other regulations	799	2,355
Available-for-sale investments	—	7,101
Accounts receivable, net of allowance	7,254	10,209
Commissions receivable	15,563	16,144
Other receivables	432	4,004
Prepaid expenses and other current assets, net	7,041	6,321
Total current assets	109,401	97,847
Long-term assets:
Property and equipment, net	8,677	10,836
Goodwill, net	548,890	548,741
Other intangible assets, net	345,521	362,178
Other long-term assets	2,677	3,057
Total long-term assets	905,765	924,812
Total assets	$1,015,166	$1,022,659
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,741	$4,536
Commissions and advisory fees payable	16,143	16,587
Accrued expenses and other current liabilities	21,484	18,528
Deferred revenue	4,753	12,156
Current portion of long-term debt, net	2,560	2,560
Total current liabilities	48,681	54,367
Long-term liabilities:
Long-term debt, net	353,848	248,221
Convertible senior notes, net	—	164,176
Deferred tax liability, net	58,905	111,126
Deferred revenue	759	1,849
Other long-term liabilities	8,628	10,205
Total long-term liabilities	422,140	535,577
Total liabilities	470,821	589,944

Redeemable noncontrolling interests	15,998	15,696

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,535,858	1,510,152
Accumulated deficit	(1,007,325)	(1,092,756)
Accumulated other comprehensive loss	(190)	(381)
Total stockholders’ equity	528,347	417,019
Total liabilities and stockholders’ equity	$1,015,166	$1,022,659

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Six months ended June 30,
	2017	2016
Operating Activities:
Net income	$34,190	$8,481
Less: Discontinued operations, net of income taxes	—	(17,453)
Net income from continuing operations	34,190	25,934
Adjustments to reconcile net income from continuing operations to net cash from operating activities:
Stock-based compensation	5,302	7,252
Depreciation and amortization of acquired intangible assets	18,865	19,597
Restructuring (non-cash)	1,402	—
Deferred income taxes	(681)	(8,806)
Amortization of premium on investments, net	10	155
Amortization of debt issuance costs	714	1,027
Accretion of debt discounts	1,840	2,500
(Gain) loss on debt extinguishment	19,581	(2,846)
Revaluation of acquisition-related contingent consideration liability	—	391
Other	—	13
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	2,956	1,395
Commissions receivable	581	1,520
Other receivables	2,544	19,460
Prepaid expenses and other current assets	(545)	4,870
Other long-term assets	341	95
Accounts payable	(795)	(1,491)
Commissions and advisory fees payable	(444)	(1,980)
Deferred revenue	(8,493)	(4,257)
Accrued expenses and other current and long-term liabilities	3,768	26,057
Net cash provided by operating activities from continuing operations	81,136	90,886
Investing Activities:
Business acquisition, net of cash acquired	—	(1,788)
Purchases of property and equipment	(1,911)	(1,528)
Proceeds from sales of investments	249	—
Proceeds from maturities of investments	7,252	4,000
Purchases of investments	(409)	(659)
Net cash provided by investing activities from continuing operations	5,181	25
Financing Activities:
Proceeds from credit facility	367,212	—
Payments on convertible notes	(172,827)	(20,667)
Payments on credit facility	(275,000)	(60,000)
Proceeds from stock option exercises	23,996	1,142
Proceeds from issuance of stock through employee stock purchase plan	662	562
Tax payments from shares withheld for equity awards	(5,267)	(901)
Contingent consideration payments for business acquisition	(946)	—
Net cash used by financing activities from continuing operations	(62,170)	(79,864)
Net cash provided by continuing operations	24,147	11,047

Net cash provided by operating activities from discontinued operations	—	14,198
Net cash provided (used) by investing activities from discontinued operations	1,028	(970)
Net cash used by financing activities from discontinued operations	—	(7,000)
Net cash provided by discontinued operations	1,028	6,228

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	43	(7)
Net increase in cash, cash equivalents, and restricted cash	25,218	17,268
Cash, cash equivalents, and restricted cash, beginning of period	54,868	59,830
Cash, cash equivalents, and restricted cash, end of period	$80,086	$77,098

Blucora, Inc.
Preliminary Segment Information
(Unaudited)
(Amounts in thousands)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenue:
Wealth Management (1)	$85,296	$76,117	$167,963	$153,408
Tax Preparation (1)	53,866	43,991	153,574	132,465
Total revenue	139,162	120,108	321,537	285,873
Operating income:
Wealth Management	12,406	9,924	24,259	20,830
Tax Preparation	36,515	29,796	89,648	77,369
Corporate-level activity (2)	(18,926)	(17,366)	(40,023)	(36,399)
Total operating income	29,995	22,354	73,884	61,800
Other loss, net	(24,200)	(10,916)	(33,908)	(18,430)
Income tax expense	(2,315)	(5,793)	(5,786)	(17,436)
Discontinued operations, net of income taxes	—	(19,975)	—	(17,453)
Net income (loss)	$3,480	$(14,330)	$34,190	$8,481
(1) Revenues by major category within each segment are presented below (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Wealth Management:
Commission	$38,154	$35,252	$77,749	$72,108
Advisory	35,914	31,522	$69,490	63,054
Asset-based	6,784	5,395	$12,750	11,213
Transaction and fee	4,444	3,948	$7,974	7,033
Total Wealth Management revenue	$85,296	$76,117	$167,963	$153,408
Tax Preparation:
Consumer	$51,848	$42,257	$140,090	$119,728
Professional	2,018	1,734	13,484	12,737
Total Tax Preparation revenue	$53,866	$43,991	$153,574	$132,465
(2) Corporate-level activity included the following (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Operating expenses	$6,463	$4,460	$13,236	$9,159
Stock-based compensation	2,737	3,023	5,302	7,252
Acquisition-related costs	—	391	—	391
Depreciation	1,059	1,127	2,193	2,249
Amortization of acquired intangible assets	8,336	8,365	16,672	17,348
Restructuring	331	—	2,620	—
Total corporate-level activity	$18,926	$17,366	$40,023	$36,399

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited)
(Amounts in thousands)

(In thousands)	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net income (loss) attributable to Blucora, Inc.(2)	$3,304	$(14,445)	$33,888	$8,222
Stock-based compensation	2,737	3,023	5,302	7,252
Depreciation and amortization of acquired intangible assets	9,395	9,492	18,865	19,597
Restructuring	331	—	2,620	—
Other loss, net (3)	24,200	10,916	33,908	18,430
Net income attributable to noncontrolling interests	176	115	302	259
Income tax expense	2,315	5,793	5,786	17,436
Discontinued operations, net of income taxes	—	19,975	—	17,453
Acquisition-related costs	—	391	—	391
Adjusted EBITDA	$42,458	$35,260	$100,671	$89,040

Preliminary Non-GAAP Net Income Reconciliation (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net income (loss) attributable to Blucora, Inc.(2)	$3,304	$(14,445)	$33,888	$8,481
Discontinued operations, net of income taxes	—	19,975	—	17,453
Stock-based compensation	2,737	3,023	5,302	7,252
Amortization of acquired intangible assets	8,336	8,365	16,672	17,348
Accretion of debt discount on Convertible Senior Notes	633	885	1,567	1,848
Accelerated accretion of debt discount on Convertible Senior Notes repurchased	—	—	—	1,628
Gain on Convertible Senior Notes repurchased	—	—	—	(7,724)
Write-off of debt discount and debt issuance costs on terminated Convertible Senior Notes	6,715	—	6,715	—
Write-off of debt discount and debt issuance costs on closed TaxAct - HD Vest 2015 credit facility	9,593	—	9,593	—
Acquisition-related costs	—	391	—	391
Restructuring	331	—	2,620	—
Impact of noncontrolling interests	176	115	302	259
Cash tax impact of adjustments to GAAP net income	(1,819)	(78)	(2,406)	261
Non-cash income tax expense (1)	2,941	5,193	6,101	15,772
Non-GAAP net income	$32,947	$23,424	$80,354	$62,710
Per diluted share:
Net income (loss) attributable to Blucora, Inc.	$0.07	$(0.34)	$0.73	$0.20
Discontinued operations, net of income taxes	—	0.47	—	0.41
Stock-based compensation	0.06	0.07	0.11	0.17
Amortization of acquired intangible assets	0.19	0.20	0.36	0.40
Accretion of debt discount on Convertible Senior Notes	0.01	0.02	0.03	0.04
Accelerated accretion of debt discount on Convertible Senior Notes repurchased	—	—	—	0.04
Gain on Convertible Senior Notes repurchased	—	—	—	(0.18)
Write-off of debt discount and debt issuance costs on terminated Convertible Senior Notes	0.14	—	0.15	—
Write-off of debt discount and debt issuance costs on closed TaxAct - HD Vest 2015 credit facility	0.20	—	0.21	—
Acquisition-related costs	—	0.01	—	0.01
Restructuring	0.01	—	0.06	—
Impact of noncontrolling interests	0.00	0.00	0.01	0.01
Cash tax impact of adjustments to GAAP net income	(0.04)	(0.00)	(0.05)	0.01
Non-cash income tax expense	0.06	0.12	0.13	0.38
Non-GAAP net income	$0.70	$0.55	$1.74	$1.49
Weighted average shares outstanding used in computing per diluted share amounts	46,937	42,298	46,182	41,954

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	September 30, 2017		December 31, 2017
	Low	High	Low	High
Net income (loss) attributable to Blucora, Inc.	$(18,700)	$(14,800)	$(3,800)	$4,600
Stock-based compensation	3,400	3,300	12,100	11,900
Depreciation and amortization of acquired intangible assets	9,400	9,400	37,700	37,700
Restructuring	200	100	3,000	2,800
Other loss, net (3)	5,300	4,900	44,600	43,800
Impact of noncontrolling interests	200	200	400	700
Income tax (benefit) expense	(2,700)	(2,200)	100	800
Adjusted EBITDA	$(2,900)	$900	$94,100	$102,300
Preliminary Non-GAAP Net Income (Loss) Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	September 30, 2017		December 31, 2017
	Low	High	Low	High
Net income (loss) attributable to Blucora, Inc.	$(18,700)	$(14,800)	$(3,800)	$4,600
Stock-based compensation	3,400	3,300	12,100	11,900
Amortization of acquired intangible assets	8,300	8,300	33,300	33,300
Accretion of debt discount on Convertible Senior Notes	—	—	1,400	1,400
Loss on debt extinguishment	—	—	16,500	16,400
Restructuring	200	100	3,000	2,800
Impact of noncontrolling interests	200	200	400	700
Cash tax impact of adjustments to net income (loss)	(300)	(200)	(2,400)	(2,400)
Non-cash income tax benefit	(4,000)	(3,200)	(1,800)	(900)
Non-GAAP net income (loss)	$(10,900)	$(6,300)	$58,700	$67,800

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

(1) We define Adjusted EBITDA as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation, amortization of acquired intangible assets (including acquired technology), restructuring, other loss, net, the impact of noncontrolling interests, income tax expense, the effects of discontinued operations, and acquisition-related costs. Restructuring costs relate to the move of our corporate headquarters, which was announced in the fourth quarter of 2016. Acquisition-related costs include professional services fees and other direct transaction costs and changes in the fair value of contingent consideration liabilities related to acquired companies. The SimpleTax acquisition that was completed in 2015 included contingent consideration, for which the fair value of that liability was revalued in the second quarter of 2016.

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of discontinued operations, stock-based compensation, amortization of acquired intangible assets (including acquired technology), accretion of debt discount and accelerated accretion of debt discount on the Convertible Senior Notes (the "Notes"), gain on the Notes repurchased, write-off of debt discount and debt issuance costs on the Notes that were redeemed and the terminated TaxAct - HD Vest 2015 credit facility, acquisition-related costs (described further under Adjusted EBITDA above), restructuring costs (described further under Adjusted EBITDA above), the impact of noncontrolling interests, the related cash tax impact of those adjustments, and non-cash income taxes. The write-off of debt discount and debt issuance costs on the terminated Notes and the closed TaxAct - HD Vest 2015 credit facility relates to the debt refinancing that occurred in the second quarter of 2017. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024.

We believe that non-GAAP net income and non-GAAP net income per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income and non-GAAP net income per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate non-GAAP net income differently, and, therefore, our non-GAAP net income may not be comparable to similarly titled measures of other companies.

(2) As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).

(3) Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, and gain/loss on debt extinguishment.